                                   EXHIBIT 3.2

                                     BYLAWS
                                       OF
                           HIENERGY TECHNOLOGIES, INC.


                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE  I  -  OFFICES    . . . . . . . . . . . . . . . . . . . . . . .      1
ARTICLE  II  -  STOCKHOLDERS    . . . . . . . . . . . . . . . . . . . .      1
     2.1     Date,  Time  and  Place  of  Meeting   . . . . . . . . . .      1
     2.2     Annual  Meeting      . . . . . . . . . . . . . . . . . . .      1
     2.3     Special  Meetings    . . . . . . . . . . . . . . . . . . .      1
     2.4     Meetings  by  Communications  Equipment  . . . . . . . . .      1
     2.5     Notice  of  Meeting    . . . . . . . . . . . . . . . . . .      1
     2.6     Waiver  of  Notice     . . . . . . . . . . . . . . . . . .      2
     2.7     Fixing  of  Record  Date  for  Determining  Stockholders .      2
     2.8     Voting  Record     . . . . . . . . . . . . . . . . . . . .      3
     2.9     Quorum   . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.10    Manner  of  Acting   . . . . . . . . . . . . . . . . . . .      4
     2.11    Voting  Shares   . . . . . . . . . . . . . . . . . . . . .      4
     2.12    Proxies .  . . . . . . . . . . . . . . . . . . . . . . . .      4
     2.13    Voting  for  Directors    . . . . . . . . . . .. . . . . .      4
     2.14    Action   by  Stockholders  Without  a  Meeting   . . . . .      4
     2.15    Dividends    . . . . . . . . . . . . . . . . . . . . . . .      5
ARTICLE  III  -  BOARD  OF  DIRECTORS . . . . . . . . . . . . . . . . .      5
     3.1     General  Powers   . . . . . .  . . . . . . . . . . . . . .      5
     3.2     Number,  Classification  and  Tenure . . . . . . . . . . .      5
     3.3     Regular  Meetings  . . . . . . . . . . . . . . . . . . . .      6
     3.4     Special  Meetings  . . . . . . . . . . . . . . . . . . . .      6
     3.5     Notice  of  Special  Meetings  . . . . . . . . . . . . . .      6
     3.6     Waiver  of  Notice  . . . . . . . . .  . . . . . . . . . .      7
     3.7     Meetings  by  Communications  Equipment    . . . . . . . .      7
     3.8     Quorum     . . . . . . . . . . . . . . . . . . . . . . . .      7
     3.9     Manner  of  Acting    . . . . . . . . . . . . . .  . . . .      8
     3.10    Presumption   of  Assent  . . . . . . . . . . . .  . . . .      8
     3.11    Action  by   Board  or  Committees  Without  a  Meeting. .      8
     3.12    Resignation    . . . . . . . . . . . . . . . . . . . . . .      8
     3.13    Removal  . . . . . . . . . . . . . . . . . . . . . . . . .      8
     3.14    Vacancies    . . . . . . . . . . . . . . . . . . . . . . .      9
     3.15    Executive  and  Other  Committees .  . . . . . . . . . . .      9
     3.16    Compensation   . . . . . . . . . . . . . . . . . . . . . .     10
     3.17    Rules    . . . . . . . . . . . . . . . . . . . . . . . . .     10

ARTICLE  IV  -  OFFICERS   . . . . . . . . . . . . . . . . . . . . . . .   10
     4.1     Appointment  and  Term  . . . . . . . . . . . . . . . . . .   10
     4.2     Resignation   . . . . . . . . . . . . . . . . . . . . . . .   10
     4.3     Removal  . .  . . . . . . . . . . . . . . . . . . . . . . .   10
     4.4     Contract  Rights  of  Officers    . . . . . . . . . . . . .   10
     4.5     Chairman  of  the  Board  . . . . . . . . . . . . . . . . .   10
     4.6     President   . . . . . . . . . . . . . . . . . . . . . . . .   11
     4.7     Vice  President . . . . . . . . . . . . . . . . . . . . . .   11
     4.8     Secretary  . . . . . . . . . . . . . . . . . . . . . . . .    11
     4.9     Treasurer   . . . . . . . . . . . . . . . . . . . . . . . .   11
     4.10    Salaries    . . . . . . . . . . . . . . . . . . . . . . . .   11
ARTICLE V -  CONTRACTS,  LOANS,  CHECKS  AND  DEPOSITS . . . . . . . . .   12
      5.1    Execution  of  Documents  and  Action  with  Respect  to
             Securities  of Other  Corporations   . . . . . .. . . . . .   12
     5.2     Loans  to  the  Corporation  . . . . . . . .  . . . . . . .   12
     5.3     Checks,  Drafts,  Etc.   . . . . . . .. . . . . . . . . . .   12
     5.4     Deposits    . . . . . . . . . . . . .  .. . . . . . . . . .   12
ARTICLE  VI  -  CERTIFICATES  FOR  SHARES  AND  THEIR  TRANSFER  . . . .   12
     6.1     Issuance  of  Shares  . . . . . . . . . . . . . . . . . . .   12
     6.2     Certificates  for  Shares  . . . . . . . . . . .  . . . . .   13
     6.3     Stock  Records    . . . . . . . . . . . . . . . . . . . . .   13
     6.4     Restriction  on  Transfer  . . . . . . . . . . .. . . . . .   13
     6.5     Transfer  of  Shares   . . . . . . . .  . . . . . . . . . .   13
     6.6     Lost  or  Destroyed  Certificates  . . . . . .. . . . . . .   14
ARTICLE  VII  -  BOOKS  AND  RECORDS  . . . . . . . . . . . .  . . . . .   14
     7.1     Books  and  Records  on  File   . . . . . . . . . . . . . .   14
     7.2     Reliance  on  Books  and  Records   . . . . . . . . . . . .   15
ARTICLE  VIII  -  ACCOUNTING  YEAR  . . . . . . . . . . . . . .  . . . .   15
ARTICLE  IX  -  CORPORATE  SEAL    . . . . . . . . . . . . . . . . . . .   15
ARTICLE  X  -  INDEMNIFICATION  . . . . . . . . . .. . . . . . . . . . .   15
     10.1     Right  to  Indemnification    . . . . . . . . . . . . . .    15
     10.2     Restrictions  on  Indemnification   . . . . . . . . . . .    16
     10.3     Advancement  of  Expenses   . . . . . . . . . . . . . . .    16
     10.4     Right  of  Indemnitee  to  Bring  Suit    . . . . . . . .    16
     10.5     Nonexclusivity  of  Rights   . . . . . . .  . . . . . . .    16
     10.6     Insurance,  Contracts  and  Funding  . . . . . . . . . . .   17
     10.7     Identification  of Employees and Agents of the Corporation.  17
     10.8     Persons  Serving  Other  Entities  . . . . . . . . . . . .   17
     10.9     Effect  of  Amendment     . . . . . . . . . .. . . . . . .   17
ARTICLE  XI  -  LIMITATION  OF  LIABILITY   . . . . . . . . . . . . . .    17
ARTICLE  XII  -  TIME  PERIODS    . . . . . . . . . . . . . . . .  . . .   18
ARTICLE  XIII  -  AMENDMENTS   . . . . . . . . . . . . . . . . . . . . .   18

                                     BYLAWS
                                       OF
                           HIENERGY TECHNOLOGIES, INC.

                ________________________________________________


                               ARTICLE I.  OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors may designate. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may require.


                            ARTICLE II.  STOCKHOLDERS

SECTION 2.1.  DATE, TIME AND PLACE OF MEETING

     All meetings of the stockholders for the election of directors or for any other purpose, including those held pursuant to demand by stockholders, shall be held at such time and place, within or without the State of Delaware, as may be designated by the Chairman of the Board, in the absence of a designation by the Board of Directors, and stated in the notice of meeting or in a duly executed waiver of notices thereof.

SECTION 2.2.  ANNUAL MEETING

     The annual meeting of the stockholders to elect directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, such date and time to be determined by the Board of Directors.

SECTION 2.3.  SPECIAL MEETINGS

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board of Directors or the Chairman. If the directors in office constitute fewer than a quorum of the Board of Directors, then the special meeting may be called by the affirmative vote of a majority of all the directors in office.

SECTION 2.4.  MEETINGS BY COMMUNICATIONS EQUIPMENT

     Stockholders may participate in any meeting of the stockholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

SECTION  2.5.  NOTICE  OF  MEETINGS

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or the Chairman of the Board to each stockholder entitled to notice of or to vote at


Bylaws of HiEnergy Technologies, Inc. - 1 the meeting not less than ten (10) nor more than sixty (60) days before the meeting, except that notice of a meeting to act on an amendment to the Certificate of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than twenty (20) or more than sixty (60) days before such meeting. If an annual or special stockholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment; provided, however, that if the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to stockholders entitled to notice of or to vote as of the new record date.

Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or facsimile. If those forms of written notice are impractical in the view of the Board of Directors or the Chairman of the Board, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the stockholder at such stockholder's address as it appears in the corporation's current record of stockholders. Notice given in any other manner shall be deemed effective when dispatched to the stockholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

SECTION  2.6.  WAIVER  OF  NOTICE

     Whenever any notice is required to be given to a stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy, unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

SECTION  2.7.  FIXING  OF  RECORD  DATE  FOR  DETERMINING  STOCKHOLDERS

(A)  STOCKHOLDER  MEETINGS

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



Bylaws of HiEnergy Technologies, Inc. - 2

(B)  ACTION  BY  STOCKHOLDERS  WITHOUT  A  MEETING

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (C) DIVIDENDS, OTHER DISTRIBUTIONS OR ALLOTMENTS, CONVERSIONS OR EXCHANGES OF STOCK, ETC.

     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION  2.8.  VOTING  RECORD

     At least ten (10) days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each stockholder. This record shall be kept at the principal office of the corporation for ten (10) days prior to such meeting, and shall be kept open at such meeting, for the inspection of by any stockholder or any stockholder's agent or attorney.

SECTION  2.9.  QUORUM

     Except with respect to any greater requirement contained in the Certificate of Incorporation or the Delaware General Corporation Law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Certificate of Incorporation or the Delaware General Corporation Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum


Bylaws of HiEnergy Technologies, Inc. - 3 purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION  2.10.  MANNER  OF  ACTING

     If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Certificate of Incorporation or the Delaware General Corporation Law requires a greater number of affirmative votes. Whenever the Delaware General Corporation Law permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. A vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors.

SECTION  2.11.  VOTING  SHARES

     Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation on the record date for the meeting.

SECTION  2.12.  PROXIES

     A stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise provided in the proxy.

SECTION  2.13.  VOTING  FOR  DIRECTORS

     Each stockholder entitled to vote to an election of directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote. Stockholders shall not have the right to cumulate their votes. Unless otherwise provided in the Certificate of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of directors to be elected.

SECTION  2.14.  ACTION  BY  STOCKHOLDERS  WITHOUT  A  MEETING

     Any action that may be or is required to be taken at a meeting of the stockholders may be taken without a meeting by unanimous consent if one or more written consents setting forth the action so taken shall be signed by all the stockholders entitled to vote with respect to the matter. Action may also be


Bylaws of HiEnergy Technologies, Inc. - 4 taken by less than unanimous consent. Action by less than unanimous consent may be taken if one or more written consents describing the action taken shall be signed by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within sixty (60) days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the stockholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Certificate of Incorporation to be given to any nonconsenting or nonvoting stockholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

SECTION  2.15.  DIVIDENDS

     The Board of Directors may from time to time declare and the corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.


                        ARTICLE III.  BOARD OF DIRECTORS

SECTION  3.1.  GENERAL  POWERS

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in these Bylaws, the Certificate of Incorporation or by law.

SECTION  3.2.  NUMBER,  CLASSIFICATION  AND  TENURE

     The Board of Directors shall be composed of not less than one nor more than nine directors, the specific number to be set by resolution of the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors in office. The number of directors may be changed from time to time as provided by the Certificate of Incorporation, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors in office. The term of office of directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of directors of the second class shall expire at the second annual meeting after their election. The term of office of directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a director shall continue to serve despite the expiration of the director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of directors.

Bylaws of HiEnergy Technologies, Inc. - 5 directors need not be stockholders of the corporation or residents of the state of Delaware.

SECTION  3.3.  REGULAR  MEETINGS

     Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such time and place as shall from time to time be determined by the Board of Directors or the Chairman.

SECTION  3.4.  SPECIAL  MEETINGS

     Special meetings of the Board of Directors may be called by the Chairman of the Board on one (1) day's written notice to each director by whom such notice is not waived, given either personally or by mail or telegram, and shall be called by the Chairman in like manner and on like notice on the written request of any two directors. Special meetings of any committee designated by the Board of Directors may be called by or at the request of the Chairman of the committee with notice given either in writing or orally. The person or persons authorized to call special meetings may fix any place for holding any special Board of Directors or committee meeting called by them.

SECTION  3.5.  NOTICE  OF  SPECIAL  MEETINGS

     Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of a special meeting of the Board of Directors or a committee thereof.

     (A)  PERSONAL  DELIVERY

     If notice is given by personal delivery, the notice shall be delivered to a director at least one (1) day before the meeting.

     (B)  DELIVERY  BY  MAIL

     If notice is delivered by mail, the notice shall be deposited in the official government mail at least five (5) days before the meeting, properly addressed to a director at his or her address shown on the records of the corporation, with postage thereon prepaid.

     (C)  DELIVERY  BY  PRIVATE  CARRIER

     If notice is given by private carrier, the notice shall be dispatched to a director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

     (D)  FACSIMILE  NOTICE

     If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least one (1) day before the meeting to a director at his or her telephone number or other number appearing on the records of the corporation.


Bylaws of HiEnergy Technologies, Inc. - 6

(E)  DELIVERY  BY  TELEGRAPH

     If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

     (F)  ORAL  NOTICE

If notice is delivered orally, by telephone or in person, the notice shall be personally given to the director at least one (1) day before the meeting.

SECTION  3.6.  WAIVER  OF  NOTICE

     (A)  IN  WRITING

     Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors or any committee designated by the Board of Directors need be specified in the waiver of notice of such meeting.

     (B)  BY ATTENDANCE

A director's attendance at or participation in a Board of Directors or committee meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION  3.7.  MEETINGS  BY  COMMUNICATIONS  EQUIPMENT

     Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

SECTION  3.8.  QUORUM

     A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board of Directors meeting but, if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum is present. A majority of the number of directors composing any committee of the Board of Directors, as established and fixed by resolution of the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the committee meeting from time to time without further notice until a quorum is present.


Bylaws of HiEnergy Technologies, Inc. - 7

SECTION  3.9.  MANNER  OF  ACTING

     If a quorum is present when the vote is taken, the act of the majority of the directors present at a Board of Directors or committee meeting shall be the act of the Board of Directors or such committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law.

SECTION  3.10.  PRESUMPTION  OF  ASSENT

     A director of the corporation who is present at a Board of Directors or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting any business at such meeting, (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or
(c) the director delivers written notice of the director's dissent or abstention to the Chairman of the Board before the meeting's adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION  3.11.  ACTION  BY  BOARD  OR  COMMITTEES  WITHOUT  A  MEETING

     Any action that could be taken at a meeting of the Board of Directors or of any committee created by the Board of Directors may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of directors without a meeting is effective when the last director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board of Directors or a committee meeting.

SECTION  3.12.  RESIGNATION

     Any director may resign from the Board of Directors or any committee of the Board of Directors at any time by delivering either oral tender of resignation at any meeting of the Board of Directors or any committee, or written notice to the Chairman of the Board or the Board of Directors. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date.

SECTION  3.13.  REMOVAL

     At a meeting of stockholders called expressly for that purpose, one or more members of the Board of Directors, including the entire Board of Directors, may be removed with or without cause (unless the Certificate of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the director or directors whose removal is sought if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.



Bylaws of HiEnergy Technologies, Inc. - 8

SECTION  3.14.  VACANCIES

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, or, if the directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. The stockholders may fill a vacancy only if there are no directors in office. A director elected to fill a vacancy shall serve only until the next election of directors by the stockholders and until their successor is elected and qualified, except as required by law.

SECTION 3.15.  EXECUTIVE AND OTHER COMMITTEES

     (A)  CREATION  OF  COMMITTEES

     The Board of Directors, by resolution adopted by the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board of Directors, the Certificate of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     (B)  AUTHORITY  OF  COMMITTEES

     Each committee shall have and may exercise all the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) approve or propose to stockholders actions or proposals required by law to be approved by stockholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Certificate of Incorporation; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring stockholder approval; or (7) authorize or approve the issuance or sale of contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors.

     (C)  MINUTES  OF  MEETINGS

     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

     (D)  REMOVAL

     The Board of Directors may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of directors then in office and the number of directors required to take action in accordance with these Bylaws.


Bylaws of HiEnergy Technologies, Inc. - 9

SECTION  3.16.  COMPENSATION

     The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the corporation, as the Board of Directors may determine.

SECTION  3.17.  RULES

     Except as may be required by the Certificate of Incorporation, these Bylaws or law, the Board of Directors may adopt such special rules and regulations for the conduct of meetings of the Board of Directors and the management of the affairs of the corporation as the directors may deem proper.


                              ARTICLE IV.  OFFICERS

SECTION  4.1.  APPOINTMENT  AND  TERM

     The officers of the corporation shall be those officers appointed from time to time by the Board of Directors or by any other officer empowered to do so. The Board of Directors shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the Chairman of the Board, the President, the chief financial officer and any other officer designated by the Board of Directors as an executive officer. The Board of Directors or the Chairman of the Board may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board of Directors may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

SECTION  4.2.  RESIGNATION

     Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

SECTION  4.3.  REMOVAL

     Any officer may be removed, at any time and with or without cause, by the affirmative vote of a majority of the Board of Directors. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

SECTION  4.4.  CONTRACT  RIGHTS  OF  OFFICERS

     The  appointment  of  an  officer  does  not itself create contract rights.

SECTION  4.5.  CHAIRMAN  OF  THE  BOARD

     The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall be responsible for the active management and direction of the business and affairs of the corporation. The

Bylaws of HiEnergy Technologies, Inc. - 10

Chairman may delegate to any qualified person authority to chair any meeting of the stockholders or Board of Directors, either on a temporary or a permanent basis.

SECTION  4.6.  PRESIDENT

     If appointed, the President shall be the chief executive officer of the corporation, unless otherwise determined by the Board of Directors. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board of Directors from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board of Directors and stockholders and for authentication of the records of the corporation.

SECTION 4.7.  VICE PRESIDENT

     Vice Presidents shall perform such duties as from time to time may be assigned to them by the Chairman, President or by or at the direction of the Board of Directors.

SECTION  4.8.  SECRETARY

     If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board of Directors and stockholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman, President or by or at the direction of the Board of Directors. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

SECTION  4.9.  TREASURER

     If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board of Directors. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

SECTION  4.10.  SALARIES

     The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors or by any person or persons to whom the Board of Directors has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.


Bylaws of HiEnergy Technologies, Inc. - 11

                ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 5.1. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

     The Chairman shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, (i) all duly authorized contracts, agreements, deeds, conveyances or other obligations of the corporation, and (ii) all applications, consents, proxies and other powers of attorney, stock certificates and other documents and instruments, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of the stockholders (or with respect to any action of such stockholders) of any other entity in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of such other entity. The Chairman may delegate in writing to other officers, employees and agents of the corporation, the power and authority to take any action that the Chairman is authorized to take under this Section 5.1, with such limitations as the Chairman may specify. Such authority so delegated by the Chairman shall not be redelegated by the person to whom such execution authority has been delegated.

SECTION 5.2.  LOANS TO THE CORPORATION

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 5.3.  CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board of Directors.

SECTION  5.4.  DEPOSITS

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may authorize.


             ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION  6.1.  ISSUANCE  OF  SHARES

     No shares of the corporation shall be issued unless authorized by the Board of Directors, or by a committee designated by the Board to the extent such committee is empowered to do so.


Bylaws of HiEnergy Technologies, Inc. - 12

SECTION  6.2.  CERTIFICATES  FOR  SHARES

     Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the Chairman or the President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified and shall exhibit the holder's name and the number of shares. Any or all of the signatures and the seal of the corporation, if any, upon such certificates may be facsimiles, engraved or printed.

SECTION  6.3.  STOCK  RECORDS

     The stock transfer books shall be kept at the principal office at the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION  6.4.  RESTRICTION  ON  TRANSFER

     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORAZTION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

SECTION  6.5.  TRANSFER  OF  SHARES

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.


Bylaws of HiEnergy Technologies, Inc. - 13

SECTION  6.6.  LOST,  STOLEN  OR  DESTROYED  CERTIFICATES

     In the case of a lost, stolen or destroyed certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board of Directors may prescribe. In the absence of any specific direction from the Board of Directors, the Secretary may direct a new certificate to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of the new certificate or certificates.


                         ARTICLE VII.  BOOKS AND RECORDS

SECTION  7.1.  BOOKS  AND  RECORDS  ON  FILE

     The  corporation  shall:

          (a) Keep as permanent records minutes of all meetings of its stockholders and the Board of Directors, and any committee thereof, a record of all actions taken by the stockholders or the Board of Directors, or any committee thereof, without a meeting;

          (b)  Maintain  appropriate  accounting  records;

          (c) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation;

          (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time;

          (e)  Keep  a  copy  of  the following records at its principal office:

          1. the Certificate of Incorporation and all amendments thereto as currently in effect;
          2.   these Bylaws and all amendments thereto as currently in effect;
          3. the minutes of all meetings of stockholders and records of all action taken by stockholders without a meeting, for the past three fiscal years;
          4. the financial statements of the corporation, for the past three fiscal years;
          5. all written communications to stockholders generally within the past three fiscal years;
          6. a list of the names and business addresses of the current directors and executive officers; and
          7. the most recent annual report delivered to the Secretary of State.


Bylaws of HiEnergy Technologies, Inc. - 14

SECTION  7.2.  RELIANCE  ON  BOOKS  AND  RECORDS

     Each director, each member of a committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected by relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.


                         ARTICLE VIII.  ACCOUNTING YEAR

     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board of Directors for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.


                           ARTICLE IX.  CORPORATE SEAL

     The Board of Directors may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation. The seal may be used by causing it or a facsimile of it to be impressed or affixed or reproduced.


                           ARTICLE X.  INDEMNIFICATION

SECTION  10.1.  RIGHT  TO  INDEMNIFICATION

     Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceedings"), by reason of the fact that he or she is or was a director or officer of the corporation or, that being or having been such a director or officer of the corporation, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section
10.4 of this Article X with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in


Bylaws of HiEnergy Technologies, Inc. - 15 connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Article X shall be a contract right.

SECTION  10.2.  RESTRICTIONS  ON  INDEMNIFICATION

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee (a) if the indemnitee did not (i) act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, have reasonable cause to believe the indemnitee's conduct was unlawful or (b) if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if the Delaware General Corporation Law is hereafter amended, the restrictions on indemnification set forth in this Section 10.2 shall be as set forth in such amended statutory provision.

SECTION  10.3.  ADVANCEMENT  OF  EXPENSES

     The right to indemnification conferred in this Article X shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). As advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

SECTION  10.4.  RIGHT  OF  INDEMNITEE  TO  BRING  SUIT

     If a claim under Section 10.1 or 10.3 of this Article X is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10.4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

SECTION  10.5.  NONEXCLUSIVITY  OF  RIGHTS

     The right to indemnification and the advancement of expenses conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors or stockholders, contract or otherwise.


Bylaws of HiEnergy Technologies, Inc. - 16

SECTION  10.6.  INSURANCE,  CONTRACTS  AND  FUNDING

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law or other law. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Article X and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article X.

SECTION  10.7.  IDENTIFICATION  OF  EMPLOYEES  AND  AGENTS  OF  THE  CORPORATION

     In addition to the rights of indemnification set forth in Section 10.1 of this Article X, the corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section 10.7 with respect to indemnification and the advancement of expenses of directors and officers of the corporation; (b) pursuant to rights granted or provided by the Delaware General Corporation Law; or (c) as are otherwise consistent with law.

SECTION  10.8.  PERSONS  SERVING  OTHER  ENTITIES

Any person who, while a director or officer of the corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under Sections 10.1 and 10.3 of this Article X.

SECTION  10.9.  EFFECT  OF  AMENDMENT

     Any amendment, repeal or modification of any provision of this Article X by the stockholders or the Board of Directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.


                      ARTICLE XI.  LIMITATION OF LIABILITY

     To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of any person who would be considered an indemnitee under Article X, an indemnitee of the corporation shall not be liable to the corporation or its stockholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Article XI shall not adversely affect any right or protection of any indemnitee of the corporation for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.


Bylaws of HiEnergy Technologies, Inc. - 17

                           ARTICLE XII.  TIME PERIODS

     In applying any provision of these Bylaws that require that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                            ARTICLE XIII.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, except that the Board of Directors may not repeal or amend any Bylaw that the stockholders have expressly provided. The stockholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the stockholders.

     The foregoing Bylaws were adopted by the Board of Directors on October 18, 2002.



                                      /s/  Michal  Levy
                             ------------------------------------
                              Name:         Michal  Levy
                                     ----------------------------
                              Title:        Secretary
                                     ----------------------------



Bylaws of HiEnergy Technologies, Inc. - 18